Exhibit 1

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Results of the Board of Directors meetings of INTER RAO UES

Moscow, July 30, 2012 - Open Joint Stock Company “INTER RAO UES” (“INTER RAO UES”, “Company”, ticker on MICEX-RTS, LSE (Reg. S): IRAO; on LSE (Rule 144 A): IRAA), the largest diversified utilities holding in Russia, announces the results of the Board of Directors meetings of INTER RAO UES (“Board of Directors”) held on July 27, 2012 and July 28, 2012 by absentee voting.

On July 27, 2012 the Board of Directors considered and adopted the following resolutions:

1.              Approve the Decision concerning the additional issue of ordinary registered uncertified shares of JSC «INTER RAO UES» with a value of 0.02809767 RUB each in amount of 1 570 842 367 880 units to be placed by conversion of ordinary registered uncertified shares of JSC «OGK-1» into the ordinary registered uncertified shares of JSC «INTER RAO UES» within the accession.

2.              Approve the Decision concerning the additional issue of shares of JSC «INTER RAO UES», ordinary registered uncertified shares with a nominal value of 0.02809767 RUB each and total amount of 1 899 520 470 080 placed by conversion of ordinary registered uncertified shares of JSC «WGC-3» into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

3.              Approve the Decision concerning the additional issue of shares of JSC «INTER RAO UES», ordinary registered uncertified shares with a nominal value 0.02809767 RUB each and total amount of 628,538,084,315 placed by conversion of ordinary registered uncertified shares of JSC «Bashenergoaktiv» into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

4.              Approve the Decision concerning the additional issue of shares of JSC «INTER RAO UES», ordinary registered uncertified shares with a nominal value of 0.02809767 RUB each and total amount of 22 933 372 217 placed by conversion of type A preferred registered uncertified shares of JSC «Bashenergoaktiv» into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

5.              Approve the Decision concerning the additional issue of shares of JSC «INTER RAO UES», ordinary registered uncertified shares with a nominal value of 0.02809767 RUB each and total amount of 1 929 345 761 176 placed by conversion of ordinary registered uncertified shares INTER RAO — Energy, OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

6.              Approve the Decision concerning the additional issue of shares of JSC «INTER RAO UES», ordinary registered uncertified shares with a nominal value of 0.02809767 RUB each and total amount of 1 906 933 789 345 placed by conversion of ordinary registered uncertified shares of INTER RAO — EnergyAsset, OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

7.              Approve the Prospectus of securities of JSC «INTER RAO UES» :

• ordinary registered uncertified shares with a nominal value of 0.02809767 RUB each and total amount of 1 570 842 367 880 placed by conversion of ordinary registered uncertified shares of JSC «OGK-1» into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession;

• ordinary registered uncertified shares with a nominal value 0.02809767 RUB each and total amount of 1 899 520 470 080 placed by conversion of ordinary registered uncertified shares of JSC «WGC-3» into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

8.              Approve the Prospectus of securities of JSC «INTER RAO UES»:

• ordinary registered uncertified shares with a nominal value of 0.02809767 RUB each and total amount of 628 538 084 315 placed by conversion of ordinary registered uncertified shares of JSC «Bashenergoaktiv» into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession;

• ordinary registered uncertified shares with a nominal value of 0.02809767 RUB each and total amount of 22 933 372 217 placed by conversion of A type preferred registered uncertified shares of JSC «Bashenergoaktiv» into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

9.              Approve the Prospectus of securities of JSC «INTER RAO UES»:

• ordinary registered uncertified shares with a nominal value of 0.02809767 rubles each and total amount of 1 929 345 761 176 placed by conversion of ordinary registered uncertified shares of INTER RAO — Energy, OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

10.       Approve the Prospectus of securities of JSC «INTER RAO UES» :

• ordinary registered uncertified shares of JSC «INTER RAO UES» with a nominal value of 0.02809767 RUB each and total amount of 1 906 933 789 345 placed by conversion of ordinary registered uncertified shares of INTER RAO — EnergyAsset, OJSC into ordinary registered uncertified shares of JSC «INTER RAO UES», within the accession.

11.       Approve of the report on execution of the annual complex purchase program of the Company for the 1st quarter of 2012 in compliance with the enclosure to this present decision.

12.       Approve related-party transactions.

13.       •     Appoint D.A. Filatov as the Chairman of Central Procurement Committee of INTER RAO UES.

•                  Appoint the following staff of Central Procurement Committee of INTER RAO UES: Chairman of the Central Procurement Committee:  D.A. Filatov Head of the Procurement Division of the INTER RAO UES JSC of the Divisions Management Unit.

The Vice-Chairman of the Central Procurement Board:A.A. Alfeev Assistant general manager of LLC “INTER RAO — Procurement Management Unit”.

The staff of the Central Procurement Committee:

A.G. Boris Member of the Management Board.

I.I. Mirsiyapov Management Board Member — Head of the Strategy and Investment Unit of INTER RAO UES.

P.I. Okley Management board Member — Head of Operations Unit.

A.A. Pakhomov Management Board Member — Head of the Legal Affairs Unit of INTER RAO UES.

D.N.Palunin Management Board Member — Head of Economics and Financial Center of INTER RAO UES.

I.I. Opalin Assistant general manager of Operational Control of LLC “INTER RAO UES Engineering”.

S.A. Makarov Assistant general manager of economic security of LLC “INTER RAO — Procurement Management Unit”.

A.S. Charikov Assistant General Manager of Control and Development of LLC “INTER RAO — Procurement Management Unit”.

14.       Elect Vasily V. Nikonov, Director of the Electric Energy Industry Development of the Ministry of Energy of the Russian Federation, for the position of Chairman of the Strategy and Investment Committee of the JSC «INTER RAO UES» Board of Directors.

On July 28, 2012 the Board of Directors considered and adopted the resolution to approve related-party transactions.

The foregoing information is disclosed in compliance with the Securities Act of the Russian Federation.

For further information, please contact INTER RAO UES:

Irina Makarenko	Head of Investor Relations	+7 495 967-05-27 (ext. 2008)
makarenko_ia@interrao.ru
Anton Nazarov	Head of Public Relations	+7 495 967-05-27 (ext. 2208)
nazarov_aa@interrao.ru
Svetlana Chuchaeva	Head of Corporate Relations	+7 495 967-05-27 (ext.2081)
chuchaeva_sy@interrao.ru

INTER RAO UES is a diversified utilities holding headquartered in Moscow and managing assets in different countries. The company produces and sells electric energy and heat, trades energy on the international market, and engineers, designs and builds generating assets. INTER RAO UES Group owns and operates approximately 28,000 MW of installed power generating capacity. INTER RAO UES corporate strategy is focused on making the company a global energy enterprise and a key player in the international energy market.

For further information see www.interrao.ru